EXHIBIT 99.1

PILGRIM’S PRIDE CORPORATION
INCREASES FIRST FISCAL QUARTER EARNINGS GUIDANCE

ANNOUNCES FIRST FISCAL QUARTER’S CONFERENCE CALL FOR JANUARY 24, 2005

PITTSBURG, Texas #@*#225; January 10, 2005#@*#225;Pilgrim’s Pride Corporation (NYSE: PPC) today announced that it is raising its previously issued earnings guidance for its first quarter of fiscal 2005 to a range of $0.68 to $0.73 per share versus the $0.50 to $0.60 per share range previously communicated by the Company, due primarily to lower feed ingredient costs and stronger results in the Company’s prepared foods division than previously forecasted for the quarter.

A conference call to discuss the Company's first quarter of fiscal 2005 financial results and guidance for the remainder of fiscal 2005 will be held at 10:00 a.m. CST (11:00 a.m. EST) on January 24, 2005. To listen live via telephone, call 800-391-2548, verbal pass code VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=996433 . The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on January 24 through February 1 at 800-355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin. Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico.

For more information, please visit www.pilgrimspride.com

Forward-Looking Statements:
Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including the earnings guidance for the first quarter of fiscal 2005, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward- looking statements include:; matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of, our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; risks associated with the acquisition of ConAgra Foods' chicken division including possible unknown liabilities assumed in connection with the acquisition and loss of customers of the acquired business; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information contact:
Sondra Fowler
      Pilgrim's Pride Corporation
      (903) 855-4195